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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

               __________________________________________________

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                  May 6, 1996

                                FMC CORPORATION
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            (Exact name of registrant as specified in its charter)

          Delaware                      1-2376                    94-0479804
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(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
     of incorporation)                                       Identification No.)

       200  East Randolph Drive, Chicago, Illinois            60601
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         (Address of principal executive offices)           (Zip Code)



                                (312) 861-6000
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             (Registrant's telephone number, including area code)

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Item 5.  Other Events
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On May 6, 1996, FMC Corporation issued the following release:

CHICAGO, May 6, 1996 -- FMC Corporation announced today that it has signed a definitive agreement to purchase the outstanding shares of Frigoscandia Equipment Holding AB from ASG AB. Frigoscandia Equipment, headquartered in Helsingborg, Sweden, is the global leader in equipment for industrial in-line freezing and has a strong market position in additional food processing equipment, such as fryers, ovens and portioners.

      According to Charles H. Cannon, FMC vice president and general manager of the company's Food Machinery Group: "The acquisition of Frigoscandia Equipment represents a significant step in our strategy to grow and leverage FMC's food machinery business on a worldwide basis. Frigoscandia's leadership positions in freezing and other food processing equipment represent an outstanding opportunity for FMC to enhance its portfolio of thermal technology, allowing us to offer our food processing customers the broadest range of process and product technologies, and to significantly strengthen our European and Asian market positions."

     FMC Corporation is one of the world's leading producers of chemicals and machinery for industry, government and agriculture. The Chicago-based company reported annual sales of $4.5 billion in 1995, with international sales to more than 100 countries accounting for 48 percent of total annual revenues. FMC employs 22,000 people at 115 manufacturing facilities and mines in 24 countries. The company divides its businesses into five major segments: Performance Chemicals, Industrial Chemicals, Machinery and Equipment, Defense Systems and Precious Metals.
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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     FMC Corporation
                                     Registrant

Date: May 6, 1996                    By:   /s/ Robert L. Day
                                          ----------------------
                                     Name: Robert L. Day
                                     Title: Secretary